Exhibit 5.1

May 21, 2010

Alterra Capital Holdings Limited

Alterra House

2 Front Street

Hamilton, HM 11

Bermuda

Alterra Finance LLC

4 Essex Avenue

Bernardsville, NJ 07924

Re:	Alterra Capital Holdings Limited Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Alterra Capital Holdings Limited, a Bermuda exempted company (the “Company”), Alterra Finance LLC, a Delaware limited liability company (“Alterra Finance”), and Alterra Capital Trust I, a Delaware statutory trust (the “Trust” and, together with Alterra Finance and the Company, the “Registrants”), in connection with the filing by the Registrants of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of an indeterminate amount of (i) senior debt securities of the Company (“Alterra Senior Debt Securities”), (ii) subordinated debt securities of the Company (“Alterra Subordinated Debt Securities”), (iii) unsecured junior subordinated debt securities of the Company (“Alterra Junior Subordinated Debt Securities,” and together with the Senior Debt Securities and the Alterra Subordinated Debt Securities, the “Alterra Debt Securities”), (iv) preferred shares, par value $1.00 per share, of the Company (“Preferred Shares”), (v) common shares, par value $1.00 per share, of the Company (“Common Shares”), (vi) depositary shares of the Company (“Depositary Shares”), (vii) warrants of the Company to purchase Alterra Debt Securities, Common Shares, Preferred Shares or Depositary Shares (“Warrants”), (viii) share purchase contracts of the Company (“Share Purchase Contracts”) to purchase and/or sell Common Shares, Preferred Shares or Depositary Shares, (ix) share purchase units of the Company (“Share Purchase Units”), consisting of a Share Purchase Contract, Warrants, and/or Alterra Debt Securities, Trust Preferred Securities (as hereinafter defined) or debt obligations of third parties (including U.S. treasury securities, other share purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, Common Shares, Preferred Shares or Depositary Shares under the Share Purchase Contract, or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, (x) units (“Units”) consisting of one or more

Alterra Capital Holdings Limited

Alterra Finance LLC

May 21, 2010

Share Purchase Contracts, Share Purchase Units, Warrants, Alterra Debt Securities, Preferred Shares, Common Shares, Trust Preferred Shares (as hereinafter defined) or any combination of such securities, including any guarantees of such securities, (xi) senior debt securities of Alterra Finance (“Alterra Finance Senior Debt Securities”), (xii) subordinated debt securities of Alterra Finance (“Alterra Finance Subordinated Debt Securities” and, together with the Alterra Finance Senior Debt Securities, the “Alterra Finance Debt Securities”), (xiii) guarantees by the Company of the Alterra Finance Debt Securities (“Alterra Finance Debt Guarantees”), (xiv) trust preferred securities issued by the Trust (“Trust Preferred Securities”), (xv) a guarantee by the Company of Trust Preferred Securities (“Trust Preferred Guarantee” and, together with Alterra Finance Debt Guarantees, “Guarantees”), and/or (xvi) Common Shares of the Company which may be sold by selling shareholders to be identified in one or more prospectus supplements from time to time (the “Selling Stockholder Shares”). The Alterra Debt Securities, Preferred Shares, Common Shares, Depositary Shares, Warrants, Share Purchase Contracts, Share Purchase Units, Units, Alterra Finance Debt Securities, Alterra Finance Debt Guarantees, Trust Preferred Securities and Guarantees may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the prospectus pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

The Alterra Senior Debt Securities are to be issued pursuant to an Indenture (the “Alterra Senior Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Alterra Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Alterra Subordinated Indenture”) between the Company and the Trustee. The Alterra Junior Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Alterra Junior Subordinated Indenture”) between the Company and the Trustee. The Alterra Senior Indenture, the Alterra Subordinated Indenture and the Alterra Junior Subordinated Indenture are referred to herein collectively as the “Alterra Indentures.” The Alterra Finance Senior Debt Securities are to be issued pursuant to an Indenture (the “Alterra Finance Senior Indenture”) between Alterra Finance, the Company, and the Trustee. The Alterra Finance Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Alterra Finance Subordinated Indenture”) between Alterra Finance, the Company, and the Trustee. The Alterra Finance Senior Indenture and the Alterra Finance Subordinated Indenture are referred to herein collectively as the “Alterra Finance Indentures.” The Trust Preferred Securities are to be issued from time to time by the Trust pursuant to a Second Amended and Restated Declaration of Trust (the “Second Amended Declaration”) to be filed with the Secretary of State of the State of Delaware by the Trustee of the Trust.

Alterra Capital Holdings Limited

Alterra Finance LLC

May 21, 2010

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) among the Company, a bank or trust company named therein (each, a “Depositary”) and the holders from time to time of depositary receipts issued thereunder.

The Warrants will be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) to be entered into between the Company and one or more agents as shall be named therein (each, a “Warrant Agent”).

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, the “Purchase Contract Agreement”) to be entered into between the Company and an agent or agents named therein (the “Purchase Contract Agent”).

We have examined originals or certified copies of such corporate records of the Company and Alterra Finance and other certificates and documents of officials of the Company and Alterra Finance, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified, or reproduced copies. We have also assumed that at the time of execution, authentication, issuance and delivery of the securities, (i) each of the Deposit Agreements will be the valid and binding obligation of the parties thereto, enforceable against such parties in accordance with their terms, (ii) each of the Alterra Indentures and the Alterra Finance Indentures will be the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (iii) each of the Warrant Agreements will be the valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms and (iv) each of the Share Purchase Contract Agreements (as defined below) will be the valid and binding obligation of the parties thereto (other than the Company), enforceable against such parties in accordance with their terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and Alterra Finance, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Assuming that a deposit agreement relating to the Depositary Shares has been duly authorized by the Company, when (i) the Depositary Shares have been duly executed and delivered by the parties thereto, (ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and applicable definitive underwriting, purchase or similar agreement so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) the Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement relating to such Depositary Shares, and issued and sold in the form and in the manner contemplated by the Registration Statement and any prospectus supplement relating thereto, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2. Assuming that the Alterra Indentures, any Alterra Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Alterra Debt Securities have been duly authorized by the Company, when (i) the applicable Alterra Indenture has been duly executed and delivered by the parties thereto, (ii) a supplemental indenture or officers’ certificate in respect of the Alterra Debt Securities has been duly executed and delivered by the parties thereto, (iii) the terms of the Alterra Debt Securities have been duly established in accordance with the applicable Alterra Indenture and the applicable supplemental indenture or officers’ certificate, as applicable, relating to such Alterra Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) the Alterra Debt Securities have been duly executed and authenticated in accordance with the applicable Alterra Indenture and the applicable supplemental indenture or officers’ certificate relating to such Alterra Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Alterra Debt Securities (including any Alterra Debt Securities duly issued (a) upon exchange or conversion of any shares of Preferred Shares that are exchangeable or convertible into Alterra Debt Securities, (b) upon the exercise of any Warrants exercisable for Alterra Debt Securities, or (c) as part of Share Purchase Units) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Alterra Capital Holdings Limited

Alterra Finance LLC

May 21, 2010

3. Assuming that the Alterra Finance Indentures, any Alterra Finance Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Alterra Finance Debt Securities have been duly authorized by Alterra Finance and the Company, when (i) the applicable Alterra Finance Indenture has been duly executed and delivered by the parties thereto, (ii) a supplemental indenture or officers’ certificate in respect of the Alterra Finance Debt Securities, if applicable, has been duly executed and delivered by the parties thereto, (iii) the terms of the Alterra Finance Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture or officers’ certificate, as applicable relating to such Alterra Finance Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Alterra Finance or the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Alterra Finance or the Company and (iv) the Alterra Finance Debt Securities have been duly executed and authenticated in accordance with the applicable Alterra Finance Indenture and the applicable supplemental indenture or officers’ certificate relating to such Alterra Finance Debt Securities and duly issued and delivered by Alterra Finance in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Alterra Finance Debt Securities will constitute valid and binding obligations of Alterra Finance, enforceable in accordance with their terms.

4. Assuming that a Warrant Agreement relating to the Warrants has been duly authorized by the Company, when (i) the Warrant Agreement has been duly executed and delivered by the parties thereto, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5. Assuming that a Share Purchase Contract Agreement relating to the Share Purchase Contracts and such Share Purchase Contracts have been duly authorized by the Company, when (i) the Share Purchase Contract Agreement has been duly executed and delivered by the parties thereto, (ii) the terms of the Share Purchase Contracts and of their issuance and sale have been duly established in conformity with the Share Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Share Purchase Contracts have been duly executed by the parties thereto and issued in accordance with the Share Purchase Contract Agreement relating to such Share Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Share Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Alterra Capital Holdings Limited

Alterra Finance LLC

May 21, 2010

6. Assuming that the Share Purchase Units, a Share Purchase Contract Agreement relating to the Share Purchase Contracts comprising a part of the Share Purchase Units and such Share Purchase Contracts have been duly authorized by the Company, when (i) the Share Purchase Contract Agreement has been duly executed and delivered by the parties thereto, (ii) the terms of the Share Purchase Contracts and of their issuance and sale have been duly established in conformity with the Share Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the terms of the collateral arrangements relating to such Share Purchase Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and the collateral has been deposited with the collateral agent in accordance with such arrangements and (iv) the Share Purchase Contracts have been duly executed and issued in accordance with the Share Purchase Contract Agreement relating to such Share Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Share Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7. Assuming that the Alterra Finance Debt Guarantees have been duly authorized by the Company, when (i) the applicable Alterra Finance Indenture and/or any supplemental indenture containing such Alterra Finance Debt Guarantee has been duly executed and delivered by the parties thereto, (ii) the terms of the Alterra Finance Debt Guarantee have been duly established in accordance with the applicable Alterra Finance indenture and/or the applicable supplemental indenture relating to such Alterra Finance Debt Guarantee so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) the Alterra Finance Debt Securities (and the Alterra Finance Debt Guarantee if evidenced by a separate notation) have been duly executed and authenticated in accordance with the applicable Alterra Finance Indenture and the applicable supplemental indenture relating to such Alterra Finance Debt Securities and duly issued and delivered by Alterra Finance in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Alterra Finance Debt Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Alterra Capital Holdings Limited

Alterra Finance LLC

May 21, 2010

8. Assuming that the Trust Preferred Guarantee has been duly authorized by the Company, when (i) the applicable Trust Preferred Guarantee Agreement (the “Trust Preferred Guarantee Agreement”) has been duly executed and delivered by the parties thereto so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (ii) the Trust Preferred Securities have been duly issued and delivered by the Trust contemplated by the Registration Statement and any prospectus supplement relating thereto, the Trust Preferred Guarantee will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors (as defined in the Alterra Indentures in the case of the Alterra Debt Securities and as defined in the Alterra Finance Indentures in the case of the Alterra Finance Debt Securities), as applicable, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement will have become effective upon filing and such effectiveness shall not have been terminated or rescinded, or been subject to any stop order, (iii) a prospectus supplement, a post-effective amendment or a Current Report on Form 8-K incorporated by reference therein will have been prepared and filed with the Commission describing the securities offered thereby, (iv) all securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and in the manner stated in the Registration Statement and the applicable prospectus supplement and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company or Alterra Finance, as applicable, with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or Alterra Finance, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or Alterra Finance.

Certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in any contract or agreement or security or instrument referenced above are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such contract or agreement, taken as a whole.

Alterra Capital Holdings Limited

Alterra Finance LLC

May 21, 2010

Insofar as any contract or agreement or security or instrument referenced above provides for indemnification or contribution or waivers of rights or defenses, enforcement thereof may be limited by public policy considerations or other applicable law.

We express no opinion as to provisions of any contract or agreement or security or instrument insofar as such provisions relate to: (i) the subject matter jurisdiction of the courts specified therein, if any, to adjudicate any controversy related to such contract or agreement, (ii) any waiver of jury trial contained therein, and (iii) any waiver of objection to venue set forth therein with respect to proceedings in the courts specified therein.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or Alterra Finance or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.